Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Mannatech, Incorporated
Flower Mound, Texas
We hereby consent to the incorporation by reference in the Registration Statements on Form S8 (Nos. 333-72767, 333-77227, 333-94519, 333-47752, 333-113975, 333-153199, 333-182676, 333-197400 and 33-220539) and Form S-3 (No. 333-169774) of Mannatech, Incorporated and Subsidiaries of our report dated March 26, 2018, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

BDO USA, LLP
Dallas, TX

March 26, 2018